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EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated November 1, 2000 relating to the consolidated financial statements and financial statement schedule, which appears in Project Software and Development Inc.'s Annual Report on Form 10-K/A for the year ended September 30, 2000. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


PricewaterhouseCoopers LLP


Boston, MA
March 14, 2001